Exhibit 99.1

January 30, 2025

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read BirchBioMed, Inc.’s statements included under Item 4(a) of its Form 1-U dated January 30, 2025, and we agree with such statements concerning our firm.

/s/ Bonadio & Co., LLP

Pittsford, New York